EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), executed on the 31st day of August, 1999, is by and between Fairfield Communities, Inc., a Delaware corporation (the "Company"), and James G. Berk ("Executive").

                                   WITNESSETH:

         WHEREAS, Executive has been selected by the Company, and has agreed to serve the Company, in the position of President and Chief Executive Officer ("CEO"), in which position Executive is expected to make major contributions to the short- and long-term profitability, growth and financial strength of the Company;

         WHEREAS, the Company desires (a) to assure itself of both present and future continuity of management and (b) to provide certain compensation and benefits for Executive; and

         WHEREAS, Executive is willing to render services to the Company on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, the Company and Executive agree as follows:

         1.  Employment.  The Company agrees to and does hereby employ Executive
             ----------
to perform the duties of President and CEO of the Company, and Executive accepts such employment, upon the terms and conditions set forth herein. During the Term hereof, Executive shall not be engaged in any other employment, nor shall Executive engage in any business activities that interfere with his performance of his duties hereunder. Executive shall devote his full business time and effort to the Company and shall not serve as an officer or director of any public company, other than the Company, except as permitted herein. Executive may serve as a director of not more than (2) other companies, including public companies, as well as of philanthropic, charitable or civic entities, as long as participation on such boards does not interfere with the performance of Executive's duties hereunder.

         2. Term. The term of this Agreement  shall be the period  commencing as
            ----
of the 1st day of October, 1999 (which is the date the parties have selected for Executive to undertake his duties and responsibilities for the Company) and continuing thereafter through October 1, 2002 (the "Initial Term"). The Initial Term shall be automatically extended by one day on each day beginning October 2, 1999 for thirty-six (36) months such that on any given day the Term of this Agreement shall be thirty-six (36) months from such day. The Term shall automatically extend past October 1, 2002 and shall automatically be extended as described above for as long as Executive is employed by the Company. Nothing herein shall be construed as to limit in any manner the rights of the parties hereto to terminate Executive's employment with the Company in accordance with the provisions for termination and for compensation upon termination that are contained herein.

         3.       Duties and Services.
                  -------------------

         (a) Executive agrees to serve the Company as President and CEO, and to devote such working time as is reasonably necessary for proper performance of the duties and obligations attaching to such offices. Executive also agrees to perform from time to time such other executive services as the Company's Board of Directors ("Board") and/or Chairman shall reasonably request, provided that such services shall be consistent with his position and status as President and CEO. Executive shall report solely to the Chairman and the Board of the Company. No officer other than the Chairman shall be senior to Executive. In attending to the business and affairs of the Company, Executive agrees to serve the Company faithfully, diligently and to the best of his ability.

         (b) The duties and responsibilities of Executive shall be commensurate with those of the President and CEO of any large, publicly-held corporation similar to the Company, and shall include, without limitation, the primary responsibility for all operations of the Company and its various enterprises.

         (c) The Company's Board shall take all actions necessary to elect Executive as a member of the Board, and Executive agrees to serve as a member of the Board during the Term hereof. Executive shall receive no additional compensation for his services as a member of the Board.

         4. Base Salary  Compensation.  As consideration  for the services to be
            -------------------------
rendered hereunder by Executive, the Company agrees to pay Executive, and Executive agrees to accept, payable in accordance with the Company's standard payroll practices for executives, but payable in not less than monthly installments, base salary compensation of Five Hundred Sixty Five Thousand Dollars ($565,000) per annum or such greater amount as may be determined from time to time by the Board of Directors or the Compensation Committee of the Board of Directors of the Company (the "Salary").

         5. Incentive Compensation.  The Company shall pay Executive a bonus for
            ----------------------

fiscal  year 1999 in the amount of Four  Hundred  Twenty  Three  Thousand  Seven
Hundred Fifty Dollars ($423,750.00), payable no later than March 31, 2000. Beginning with fiscal year 2000, Executive shall participate in the Company's executive bonus plan as determined and implemented by the Board or the Compensation Committee of the Board of the Company, and his maximum bonus potential shall be not less than that of any other executive officer of the Company.

         6.       Grants of Equity and Options.
                  ----------------------------

                  a. Restricted Stock.  Executive shall upon commencement of the
                     ----------------
Term hereof be entitled to Twenty Five Thousand (25,000) Shares of the common stock of the Company, subject to the restrictions set forth hereinafter (the "restricted stock"). In the event that Executive voluntarily resigns his employment with the Company, or is terminated by the Company for Cause as defined herein, prior to October 1, 2003, Executive shall forfeit all rights to the restricted stock.

                  b. Grant of Options.  Executive shall upon commencement of the
                     ----------------
Term hereof be entitled to participation in the Company's Stock Option Plan for executives and employees, in the form of receipt of a grant of options to purchase Six Hundred Thousand (600,000) Shares of the common stock of the Company (the "option shares"). The price at which Executive will be entitled to purchase the option shares shall be the average closing price of the Company's common stock on the New York Stock Exchange on the five (5) trading days immediately prior to the date of execution of this Agreement, which shall have occurred prior to any announcement that the parties have entered into this Agreement. Executive's right to purchase the option shares shall vest in increments of One Hundred Fifty Thousand (150,000) Shares on October 1 of each year from 2000 to 2003, provided that Executive continues in the employment of the Company as of each vesting date. Executive's right to purchase the option shares shall vest immediately in the event that (1) his employment with the Company is terminated without Cause as defined herein, or (2) the Company experiences a Change of Control as defined herein.

                  c. Change of Control. For purposes of this Agreement,  "Change
                     -----------------
of Control" shall mean: (i) a sale, merger or other business combination which results in transfer to a third party of an ownership interest of greater than 50% of the Company or any successor entity to the Company, (ii) a sale of all or substantially all of the Company's assets, or (iii) election by the shareholders of the Company of persons to serve as directors of the Company, comprising more than one-half (1/2) the total number of directors, who were not nominated or recommended to the shareholders for election as directors by the Board's nominating committee.

         7.       Other Benefits.
                  --------------

                  (a)  Business,   Entertainment  and  Travel  Expenses.  It  is
                       ------------------------------------------------
contemplated that, in connection with his employment hereunder, Executive may be required to incur reasonable business, entertainment and travel expenses. The Company agrees to reimburse Executive in full for all reasonable and necessary business, entertainment and other related expenses, including travel expenses, incurred or expended by him incident to the performance of his duties hereunder, upon submission by Executive to the Company of such vouchers or expense statements satisfactorily evidencing such expenses as may be reasonably requested by the Company.

                  (b) Vacation. It is understood and agreed by the Company that
                      --------
during the term of Executive's employment hereunder, he shall be entitled to annual paid vacations not to exceed a total of four (4) weeks per year (taken consecutively or in segments), the scheduling of which shall be consistent with the effective discharge of Executive's duties and the general customs and practices of the Company applicable to its executive officers.

                  (c) Life  Insurance.  The Company shall,  at its sole expense,
                      ---------------
obtain and maintain in full force and effect life insurance on Executive's life, payable to a beneficiary of Executive's choice, as follows: (i) a term life insurance policy or policies with death benefit in a total amount equal to four (4) times Executive's Salary; and (ii) an accidental death policy or policies with death benefit in a total amount equal to four (4) times Executive's Salary, payable in the event of Executive's accidental death. Executive represents that, to his knowledge, he has no health condition that would prevent the Company from obtaining this coverage or cause Executive to be rated in a high risk category such as to necessitate payment of premiums in excess of those normally associated with an individual of Executive's age.

                  (d)  Disability  Insurance.  Executive  will  be  entitled  to
                       ---------------------
disability insurance coverage under the Company's existing disability insurance plan or policy, as same may be amended from time to time. The Company's existing plan will provide Executive with disability income of Ten Thousand ($10,000.00) Dollars per month subject to its terms and conditions. The Company will provide Executive, in addition to its existing coverage, supplemental disability insurance coverage to provide for a total monthly disability income of Twenty Nine Thousand ($29,000.00) Dollars (including the amount provided by the Company's existing plan). The qualifying, waiting or elimination period on all disability insurance provided for Executive shall be no more than ninety (90) days. Executive represents that, to his knowledge, he has no health condition that would prevent the Company from obtaining this coverage or cause Executive to be rated in a high risk category such as to necessitate payment of premiums in excess of those normally associated with an individual of Executive's age.

                  (e) Salary Continuation for Disability.  The Company shall, in
                      ----------------------------------
connection with or in supplementation of, any salary continuation and/or short term disability rules, policies or procedures it may have in force from time to time, continue payment of Executive's Salary as described in Section 4 herein, as same may from time to time be modified, for a period of up to ninety (90) days during any disability of Executive as defined herein that prevents him from performing the duties and responsibilities of his position with the Company.

                  (f) Dental Insurance. The Company will provide Executive with
                      ----------------
dental coverage equal to that Executive had at the company employing Executive on that date hereof, either by purchasing for Executive a supplemental detal PPO or other insurance coverage, or by paying such portions of Executive's dental claims as are not paid by Company's plan but would have been paid by such employer's plan.

                  (g) Club Memberships.  The Company will reimburse to or pay on
                      ----------------
behalf of Executive up to Eight Thousand Nine Hundred ($8,900.00) Dollars per annum for Executive's club memberships and related expenses.

                  (h) Financial Advisor. The Company will reimburse to or pay on
                      -----------------
behalf of Executive the cost of retention of Executive's financial advisor, in an amount not to exceed Five Thousand Nine Hundred Twenty ($5,920.00) Dollars per annum.

                  (i) Except as expressly provided herein, this Agreement shall not: (1) be deemed to limit or affect the right of Executive to receive other forms of additional compensation or to participate in any insurance, retirement, disability, profit-sharing, stock purchase, stock option, stock appreciation rights, cash or stock bonus or other plan or arrangement or in any other benefits now or hereafter provided by the Company or any of the Company's subsidiary or affiliated companies for its employees; or (2) be deemed to be a waiver by Executive of any vested rights which Executive may have or may hereafter acquire under any employee benefit plan or arrangement of the Company or any of the Company's subsidiary or affiliated companies.

         8.       Termination.
                  -----------

         (a)  Termination  by Company  for Cause.  In the event that the Company
              ----------------------------------
provides Executive with written notice terminating his employment for "Cause", as defined in Section 8(b), the Company's obligation to pay Executive's Salary shall cease as of the scheduled effective date of termination as defined in
Section 8(c) hereof, and the Company shall have no further obligations with respect thereto, nor shall the Company be obligated to pay Executive termination pay under Section 8(f) or any incentive compensation for the calendar year in which termination occurs (other than incentive compensation earned by Executive under the executive bonus plan for a prior calendar year but unpaid by the Company as of the effective date of termination). The Company shall, however, be obligated to make any additional payments determined to be due Executive by the Board upon hearing, or by the arbitration panel upon arbitration, pursuant to the provisions of Sections 8(c) and 8(d) hereof.

         (b) "Cause" Defined. For the purposes of this Agreement,  "Cause" shall
              --------------
mean (i) the commission by Executive of an act of fraud, embezzlement, or theft against the Company; (ii) the commission by Executive of a breach of any covenant, provision, term, condition, understanding or undertaking set forth in Sections 9, 10, 11, or 12 of this Agreement; (iii) the conviction of Executive (other than in Executive's capacity as an agent of the Company) of a crime constituting a felony under applicable law (or a plea of nolo contendere in lieu thereof); (iv) the sustaining of any final (after all appeals are exhausted) determination of criminal liability against the Company or Executive directly caused by Executive's intentional criminal conduct or knowing and intentional express approval of criminal conduct, which results in a material adverse effect upon the Company's business, operations, financial condition or results of operations or causes a material difficulty in obtaining registration for the Company's products; (v) the exposure of the Company to any civil liability as the result of a claim that reasonably appears to be legitimate and substantial upon completion of a diligent investigation of the facts and circumstances thereof, directly caused by Executive's direct, personal unlawful harassment of an employee or other person encountered by Executive while acting within the course and scope of his employment; (vi) any habitual absenteeism, gross negligence, bad faith or willful misconduct by Executive in the performance of Executive's duties to the Company which misconduct results in a material detriment to the Company; (vii) the continued, repeated, intentional and willful refusal by Executive to perform the duties associated with Executive's position with the Company, which is not cured within fifteen (15) days following notice to Executive; or (viii) Executive's habitual use of alcohol or any controlled substance or Executive's performance of work-related duties under the influence of alcohol or a controlled substance (other than those for which Executive is taking under a current prescription), but expressly excluding (with respect to consumption of alcohol only) occasions in which Executive participates in work-related socializing or entertaining.

         (c) Determination of Existence of Cause for Termination. In the event
              ---------------------------------------------------
that the Company determines that Cause for termination of Executive exists pursuant to Section 8(b), the Company shall provide Executive written notice no less than fifteen (15) days prior to the scheduled effective date of Executive's termination ("scheduled effective date"), providing Executive with a detailed summary of the facts and circumstances believed by the Company to warrant termination for Cause. The Company may suspend Executive with pay in the written notice or at any later time prior to the scheduled effective date of Executive's termination. Executive may, by written notice to the Company delivered prior to the scheduled effective date, request a hearing before the Board to present evidence or argument as to why he believes Cause for termination does not exist. If Executive does not request a hearing before the Board as permitted herein, the Company's determination as set forth in the notice to Executive shall become a final determination that Executive's termination is for Cause, and the scheduled effective date shall be the effective date of termination for Cause. If Executive requests a hearing, the Board shall convene and conduct a hearing within fifteen (15) days thereafter, at which Executive shall be permitted to appear with counsel and present evidence personally, or through testimony of witnesses and presentation of documentary evidence. Notwithstanding a request by Executive for hearing, Executive shall be deemed suspended without pay as of the scheduled effective date, and the Company shall not thereafter be obligated to make further payments or provide benefits to Executive hereunder after the scheduled termination date, unless it is subsequently determined by the Board or arbitration panel that Executive's termination was not for Cause. The Board shall make a final determination within a reasonable time, not to exceed fifteen
(15) days, after the hearing as to whether Executive should be terminated and, if so, whether such termination is for Cause. If the Board determines that Executive should be terminated for Cause, the scheduled effective date shall be the effective date of Executive's termination, and the Company shall not be required to make any further payments to Executive unless such payments are required by this Agreement in the case of a termination for Cause, or unless Executive requests arbitration as permitted herein and the arbitration panel rules that Executive's termination was not for Cause.

         (d) Binding  Arbitration.  At  Executive's  option,  to be exercised by
             --------------------
notice in writing to the Company not later than fifteen (15) days after the date of determination by the Board after hearing that Executive should be terminated for Cause, Executive may request binding arbitration of the issue of whether his termination is for Cause as defined herein. If Executive makes such a request, the parties shall select an arbitration panel comprised of three (3) persons who are on the panel of the American Arbitration Association for arbitration of disputes related to executive employment. Executive shall select one (1) person and so notify the Company in writing within five (5) days following his delivery of written notice requesting arbitration. The Company shall select one (1) person and so notify the Executive in writing within five (5) days following Executive's delivery to the Company of written notice of the person selected by Executive. The arbitrators selected by the parties shall, within five (5) days after the Company's selection, select a third person to serve as an arbitrator. The panel shall meet with the parties or their counsel no later than ten (10) days after its formation and make a determination of the rules to be followed by the parties in preparing for and conducting the arbitration. The arbitration shall be conducted by the panel no later than sixty (60) days after formation of the panel. An arbitration requested and conducted under this Section 8(d) shall be considered to be litigation for purposes of application of Section 15 of this Agreement. In the event Executive prevails in an arbitration, he shall be entitled to an award of any payments and benefits that would have been due to him hereunder in the case of a termination by the Company without Cause, and of interest at a rate two hundred
(200) basis points above the Company's cost of capital as of the date of the award (as verified by the arbitration panel) from the date that any payments due Executive hereunder should have been made, to the date such payments are actually made by the Company.

         (e) Finality of Determination  of Whether  Termination is for Cause. It
             ---------------------------------------------------------------
is the intention of the parties to avoid litigation with respect to the issue of whether any termination of Executive by the Company is for Cause as defined herein. Accordingly, the procedure for review set forth in Sections 8(c) and 8(d) provides the sole and exclusive means whereby Executive may obtain review of termination for Cause. If Executive fails to timely request the hearing permitted by Section 8(c) or the arbitration permitted by Section 8(d), the notice of termination for Cause submitted to him by the Company, or the Board determination upon hearing that Executive's termination is for Cause, shall be a final determination of this issue, not subject to appeal, review, or reversal by any Court. In the event an arbitration is conducted pursuant to Section 8(d), the determination by the arbitration panel of whether the Executive's termination was for Cause shall be binding upon the parties, shall constitute a final determination of this issue, and shall be enforceable by any court of competent jurisdiction over the parties pursuant to the terms of this Agreement.

         (f) Termination by Company Without Cause.  Notwithstanding  anything to
             ------------------------------------
the contrary contained herein, Executive's employment may be terminated by the Company without Cause and without notice at any time, with the Company's only obligation to Executive being payment to Executive of an amount equal to three
(3) times his Salary in a lump sum on the termination date. Company shall not be obligated to pay Executive any incentive compensation for the calendar year in which termination occurs (other than incentive compensation earned by Executive under the executive bonus plan for a prior calendar year but unpaid by the Company as of the effective date of termination).

         (g) Termination by Executive for Constructive Discharge;  "Constructive
             -------------------------------------------------------------------
Discharge" Defined. At the Executive's discretion,  Executive may terminate this
------------------
Agreement upon fifteen (15) days prior written notice if there shall have occurred a Constructive Discharge (as such term is defined hereinafter), in which case the Company shall pay Executive an amount equal to three (3) times his Salary. For the purposes of this Agreement, "Constructive Discharge" shall mean:

                  (i)      any reduction in Salary;

                  (ii) a material reduction in Executive's job function, duties or responsibilities, or a similar change in Executive's reporting relationships;

                  (iii) a required relocation of Executive of more than thirty-five (35) miles from the Company's offices at the address set forth in Section 18 hereof; provided, however, that it is understood that Executive's job responsibilities will require that he travel extensively to other locations on the Company's business; or

                  (iv) any breach of any of the material terms of this Agreement by the Company which is not cured within fifteen (15) days following written notice thereof by Executive to the Company;

provided, however, that the term "Constructive Discharge" shall not include a specific event described in the preceding clause (i), (ii), (iii) or (iv) unless Executive actually terminates his employment with the Company within sixty (60) days after the occurrence of such event. In the event Executive gives notice of termination deemed by him to be due to Constructive Discharge as defined herein, the Company shall have the right to request a binding arbitration of this issue by notice delivered to Executive prior to the effective date of termination of this Agreement. In the event of such a request by the Company, the provisions of Sections 8(d) and 8(e) hereof shall be applicable to such arbitration and the result thereof, with the exception that the Company shall be required to select its arbitrator and provide notice of selection to Executive, who shall then select his arbitrator and provide notice of selection to Company, all within the time frames provided in Section 8(d).

         (h) Termination Upon Executive's  Death. This Agreement shall terminate
             -----------------------------------
immediately upon the death of the Executive. In the event of the Executive's death, the Executive's estate shall be paid by the Company all of the compensation and benefits due to the Executive through the date of his death, including, without limitation, incentive compensation earned by Executive under the executive bonus plan for a prior calendar year but unpaid by the Company as of the date of his death.

         (i)  Termination  Upon  Executive's  Disability.  This Agreement  shall
              ------------------------------------------
terminate in the event Executive suffers a Disability as defined hereinafter, provided that the Executive shall be entitled to the continuation of Salary provided in Section 7(e) hereof and incentive compensation earned by Executive under the executive bonus plan for a prior calendar year but unpaid by the Company as of the date of such Disability.

         (j)  Termination by Executive.  This Agreement may be terminated at the
              ------------------------
discretion of the Executive upon thirty (30) days prior written notice to the Company, in which event the Company shall pay Executive all amounts due hereunder through the date of termination set forth in such notice, including, without limitation, incentive compensation earned by the Executive under the executive bonus plan for a prior calendar year but unpaid by the Company as of the date of termination set forth in such notice.

         (k) Set-Off and/or Advance Notice in Lieu of Payment Not Permitted. The
             --------------------------------------------------------------
amount of compensation payable pursuant to this Section 8 is not subject to any deduction (except for withholding taxes), reduction, offset or counterclaim, and the Company may not give advance notice of termination in lieu of the payment provided for in this Section 8.

         (l) "Disability" Defined. For purposes of this Agreement,  "Disability"
             --------------------
shall mean an illness or accident which prevents Executive, for a continuous period lasting three months, from performing the material job duties normally associated with his position. In the event that any disagreement or dispute arises between the Company and Executive as to whether Executive has incurred a "Disability", then, in any such event, Executive shall submit to a physical and/or mental examination by a competent and qualified physician licensed under the laws of the State of Florida who shall be mutually selected by the Company and Executive, and such physician shall make the determination of whether Executive suffers from any "Disability". In the absence of fraud or bad faith, the determination of such physician as to Executive's condition at such time shall be final and binding upon both the Company and Executive. The entire cost of any such examination shall be borne solely by the Company.

         (m)  Limitation on Payments to Executive.  Notwithstanding  anything to
              -----------------------------------
the contrary contained in this Agreement, if Executive is a "disqualified individual" (as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision thereto) and if any portion of the payments provided for in this Section 8 would be an "excess parachute payment" (as that term is defined in Section 280G of the Code or any successor provision thereto) but for the application of this sentence, then the amount of such payments otherwise payable to Executive under this Agreement shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of such payments, as so reduced, constitutes an excess parachute payment, provided, that, any separate compensation arrangements extended to Executive by the Company which involve non-cash compensation shall be reduced first in priority before any reduction in payment hereunder. The Company shall bear responsibility for performing the necessary calculations under this subsection and shall indemnify Executive, on a grossed-up, after tax (federal, state and local) basis, for any error or omission on the part of the Company which results in additional tax liability to Executive, within five business days following determination of the amount of indemnity owed to Executive.

         (n)  Condition  Precedent to Payments Due Executive  Upon  Termination.
              -----------------------------------------------------------------
Compliance by Executive with the terms and conditions of Section 9 hereof shall be a condition precedent to the Company's obligation to make any payments to Executive that are required by this Agreement upon termination of Executive's employment.

         9.       Termination Obligations.
                  -----------------------

         (a) Executive hereby acknowledges and agrees that all personal property and equipment, including, without limitation, all computers, books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company, furnished to or prepared by Executive in the course of or incident to Executive's employment, belongs to the Company and shall be promptly returned to the Company within ten days after Executive's last work day. Following Executive's last work day, Executive will not retain any written or other tangible material containing any proprietary information of the Company.

         (b) Effective as of Executive's last work day, Executive shall be deemed to have resigned from all offices and directorships then held with the Company or any subsidiaries or affiliates of the Company. Executive shall provide the Company with signed letters of resignation from all such positions.

         (c) Notwithstanding anything herein to the contrary, and without limitation of enforceability of any other provisions hereof, the covenants and agreements of Executive contained in Sections 9, 10, 11 and 12 shall survive termination of Executive's employment by the Company and the termination of this Agreement, whether or not for "Cause".

     (d) In exchange for the Company entering into this Agreement, and as a condition precedent to payment of any amounts owed to Executive hereunder, Executive agrees that, at the time of Executive's resignation or termination from the Company, and upon receipt by him of all payments due to him hereunder, Executive will execute a release reasonably acceptable to the Company of all liability of the Company and its subsidiaries and their officers, shareholders, employees, directors and affiliates to Executive in connection with or arising out of Executive's employment by the Company, except with respect to (i) any then-vested rights under the Company's stock warrant or stock option plans, it being understood that Executive shall have ninety (90) days after his last work day within which to exercise vested options and warrants in accordance with their terms; (ii) any then-vested rights under the Company's employee benefit plans (including Executive's right, if any, to continued coverage under the Company's medical plan under COBRA and for payment at termination of any accrued but unused vacation time in accordance with the Company's usual policies), (iii) rights of indemnification under the Company's Bylaws and directors' and officers' liability coverages, (iv) any amounts which may be payable to Executive pursuant to the terms of this Agreement, and (v) any claims Executive may have pursuant to the Company's disability and workmen's compensation insurance programs.

         10.  Covenant Not to Compete.  Unless the Company's  Board of Directors
              -----------------------
determines that any of the following conduct is in the Company's best interests, during the Term of this Agreement and for the Non-Compete Period, Executive shall not:

         (a) directly or indirectly for himself or for any other person or entity, engage, whether as owner, investor, creditor, consultant, partner, shareholder, director, financial backer, agent, employee or otherwise, in the business, enterprise or employment of owning, operating, marketing or selling a time-share, vacation plan, vacation ownership or interval ownership project within the Territory; or

         (b) directly or indirectly for himself or for any other person or entity, sell, or otherwise procure purchasers for, any time-share, vacation plan, vacation ownership or interval ownership project within the Territory; or

         (c) have any business (as owner, investor, creditor, consultant, partner, debtor or otherwise) or be employed in any capacity by a person or entity that is engaged, directly or indirectly, in (i) operating, or providing sales, marketing or development services to, a time-share, vacation plan, vacation ownership or interval ownership project within the Territory, or (ii) in an activity formed or entered into for the primary purpose of engaging in a time-share, vacation plan, vacation ownership or interval ownership business within the Territory; or

         (d) directly or indirectly for himself or for any other person or entity become employed in any capacity by or otherwise render services in any capacity to any national enterprise having time-share, vacation plan, vacation ownership or interval ownership activities, including, without limitation, Walt Disney Company, Hilton Hotels Corporation, Hyatt Corporation, Four Seasons Hotels and Resorts, Inc., Marriott International, Inc., Inter-Continental Hotels and Resorts, Inc., Promus Hotels, Inc., Sunterra Corporation, Starwood Lodging, Inc. or Vistana, Inc. or any of their respective subsidiaries or affiliates; or

         (e) directly or indirectly, for himself, or for any other person or entity, pursue or consummate or otherwise interfere with any Existing Project; or

         (f) directly or indirectly, for himself, or for any other person or entity, pursue or consummate or otherwise interfere with any Prospective Project; or

         (g) directly or indirectly, for himself, or for any other person or entity, become employed in any capacity by or otherwise render services in any capacity to any other person or entity (other than the Company and its subsidiaries and affiliates) described in clause (b) of the definition of Prospective Project.

         Notwithstanding the foregoing, Executive may purchase stock as a stockholder in any publicly traded company, including any company engaged in the timeshare or vacation ownership business; provided, however, that Executive may not own (individually or collectively with Executive's family members, trusts for the benefit of Executive's family members and affiliates of Executive) more than 5% of any company engaged in the timeshare or vacation ownership business (other than the Company).

         "Existing Project" means a time-share, vacation plan, vacation ownership or interval ownership resort or project which the Company or any of its subsidiaries or affiliates owns, operates, is under contract to provide property management services, is part of the Company's FairShare Plus reservation system or has commenced to develop, acquire or otherwise undertake as of the date Executive's employment with the Company terminates.

         "Non-Compete Period" shall mean the period commencing on the date Executive's employment with the Company terminates (regardless of cause or reason for termination) and continuing for a period of two (2) years thereafter.

         "Prospective Project" means (a) a prospective time-share, vacation plan, vacation ownership or interval ownership resort or project with respect to which Executive has been made aware or has been advised prior to the termination of his employment with the Company that the Company or any of its subsidiaries or affiliates is considering developing or undertaking and (b) any person or entity, including its respective affiliates, with respect to which Executive has been made aware or has been advised prior to the termination of his employment by the Company that the Company or any of its subsidiaries or affiliates has commenced to evaluate or negotiate with in respect of any transaction involving
(i) the acquisition by the Company or any of its subsidiaries or affiliates of all or a portion of such person or entity or its consolidated assets or

(ii) the acquisition by such person or entity (or its affiliates) of all or a portion of the Company or its consolidated assets.

         "Territory" means the total geographic area located within a 150-mile radius of each Existing Project and each Prospective Project.

         In light of the substantial remuneration provided to Executive hereunder and Executive's management position with the Company, Executive hereby specifically acknowledges and agrees that the payments, promises and covenants of the Company contained herein constitute good and sufficient consideration to Executive for the provisions of this Section 10 as well as the provisions of Sections 9, 11 and 12, and further that the provisions of this Section 10 (including, without limitation, its time and geographic limits), as well as the provisions of Sections 9, 11 and 12, are reasonable and appropriate, and that Executive will not claim to the contrary in any action brought by the Company to enforce any of such provisions.

         11. Covenant Against Solicitation of Employees and Contractors.
              -----------------------------------------------------------------
Executive shall not, directly or indirectly or on behalf of any person, organization, business or enterprise with which Executive may become associated in any capacity (whether as an employee, officer, director, consultant, investor (debt or equity) or otherwise), during the Term of this Agreement and for a period of two (2) years from the date Executive ceases to be employed by the Company (regardless of the reason for such change in Executive's employment status): (a) solicit or cause or suggest that there be solicited for employment or as an independent contractor, consultant or other service provider, or hire, any people then serving, or serving within the 180 days prior thereto, as employees of the Company or any of its subsidiaries or affiliates or (b) contact or solicit or attempt to establish a commercial relationship with any of the Company's or its subsidiaries' or affiliates' outside providers of information systems, marketing services, OPC locations or sales prospects.

         12.      Confidentiality.
                  ---------------

         (a) Recognizing that the knowledge and information about the business methods, systems, plans and policies of the Company and of its affiliated companies which Executive has heretofore and shall hereafter receive, obtain or establish as an employee of the Company or its affiliated companies are valuable and unique assets of the Company and its affiliated companies, Executive agrees that he shall not (otherwise than pursuant to his duties while an employee) disclose or use (whether for himself or, directly or indirectly, for any person, organization, business or enterprise with which Executive may become associated in any capacity (whether as an employee, officer, director, consultant, investor (debt or equity) or otherwise)), without the express prior written consent of the Chief Executive Officer of the Company, any knowledge or information not readily available to the general public pertaining to the Company or its affiliated companies (including specifically any information relating to the Company's points based product or reservation system, lists of current or prospective clients, marketing and other service providers, business plans and proposals, current or prospective business opportunities, financial records, research and development and marketing strategies and programs (including present and prospective OPC locations and the terms of leases of similar arrangements)), or any of their business, personnel or plans, for any reason or purpose whatsoever, unless required by law or legal process. In the event Executive is required by law or legal process to provide documents or disclose information, he shall take all reasonable steps to maintain the confidentiality of such documents and information, including notifying the Company as soon as reasonably practical in advance of such disclosure and giving it an opportunity to seek a protective order, at its sole cost and expense.

         (b) The provisions of this Section 12 shall survive the expiration or termination of this Agreement, without regard to the reason therefor, for a period of two years following termination of Executive's employment with the Company.

         13.  Remedies For Breach.  It is  understood  and agreed by the parties
              -------------------
that no amount of money would adequately compensate the Company for damages which the parties acknowledge would be suffered as a result of a violation by Executive of the covenants contained in Sections 9, 10, 11 and 12 hereof, and that, therefore, the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief (without the need to post bond or prove irreparable injury or inadequate remedy at law) to enforce the provisions of Sections 9, 10, 11 or 12, which injunctive relief shall be in addition to any other rights or remedies available to the Company. The provisions of this Section 13 shall survive the termination of this Agreement.

         14. No Mitigation  Obligation.  The Company hereby acknowledges that it
             -------------------------
will be difficult and may be impossible (a) for Executive to find reasonably comparable employment following the date of termination and (b) to measure the amount of damages which Executive may suffer as a result of termination of employment hereunder. Accordingly, the payment of the termination compensation by the Company to Executive in accordance with the terms of this Agreement is hereby acknowledged by the Company to be reasonable and will be liquidated damages, and Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of Executive hereunder or otherwise.

         15. Legal Fees and Expenses.  In the event a dispute arises between the
             -----------------------
parties hereto and suit is instituted, the prevailing party in such litigation shall be entitled to recover reasonable attorneys' fees and other costs and expenses from the non-prevailing party, whether incurred at arbitration, trial or in any appellate proceeding. For purposes hereof, the Company shall be deemed to have prevailed in any suit involving a breach or alleged breach by Executive of any of the covenants contained in Sections 9, 10, 11 and 12 above if the Company prevails to any degree in such suit (even if such covenant or covenants are not enforced to the fullest extent sought by the Company).

         16.  Withholding  of Taxes.  The Company may withhold  from any amounts
              ---------------------
payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.

         17.   Successors and Binding Agreement.
               --------------------------------

         (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

         (b) This  Agreement  will inure to the benefit of and be enforceable by
Executive's  personal  or  legal  representatives,   executors,  administrators,
successors, heirs, distributees and legatees.

         (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder. Without limiting the generality or effect of the foregoing, Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 19(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

         18. Notices.  For all purposes of this Agreement,  all  communications,
             -------
including, without limitation, notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed); or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid; or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS or Purolator, addressed to the Company (to the attention of the Chairman of the Company, with a copy to the General Counsel of the Company, both at 8669 Commodity Circle, Suite 200, Orlando, Florida 32819), facsimile number 407-370-5222, and to Executive at his principal residence located at 9025 Pointe Cypress Drive, Orlando, Florida 32836, facsimile number 407-876-0032, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         19. Governing Law and Venue. The validity, interpretation, construction
             -----------------------
and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Florida, without giving effect to the principles of conflict of laws of such State. In the event of any legal or equitable action arising under this Agreement, the venue of such action shall be exclusively within either the state courts of Florida located in Orange County, Florida, or the United States District Court for the Middle District of Florida, Orlando Division, and the parties waive any other jurisdiction and venue.

         20.  Validity and  Construction.  If any provision of this Agreement or
              --------------------------
the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

         The parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.

         21.  Miscellaneous.  No  provision of this  Agreement  may be modified,
              -------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. References to Sections are references to Sections of this Agreement.

         22.  Counterparts.  This  Agreement  may be  executed  in  one or  more
              ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

         23. Warranty.  Executive warrants and represents that he is not a party
             --------
to any agreement, contract or understanding, whether of employment or otherwise, which would in any way restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Agreement.

         24. Approval.  By executing this Agreement,  the Company represents and
             --------
warrants that this Agreement has been approved by the Compensation Committee of the Board of Directors of the Company and that no other approvals are required as a condition precedent for this Agreement to become effective.

         25. Prior Agreement. This Agreement shall in all respects supersede all
             ---------------
previous agreements providing severance pay benefits, whether written or oral, between Executive and the Company, including any existing or future adopted Company policies or procedures with respect to separation, severance or termination pay.

         26.  Confidentiality and Disclosure of this Agreement.  The Company and
              ------------------------------------------------
the Executive shall each maintain the confidentiality of the existence, terms and conditions of this Agreement, except as expressly permitted below. The Company shall only disclose the existence, terms, and conditions of this Agreement to those persons within the Company who need to have knowledge of same, and to the extent required by law. The Executive shall disclose the existence of this Agreement to his immediate superior and to those persons to whom he has committed to announce his resignation as the result of personal relationships that depend upon his continued employment with his existing employer, and to the extent required by law.

         27. Indemnification  Agreement. The Company will execute and deliver an
             --------------------------
indemnification agreement in favor of Executive in substantially the same form and substance as those provided to other senior executives and directors of the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                  FAIRFIELD COMMUNITIES INC.



                                  By:/s/Bryan D. Langton
                                     ----------------------------------
                                     Bryan D. Langton, Chairman

                                     /s/James G. Berk
                                     ----------------------------------
                                     JAMES G. BERK